UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

ETFS Asian Gold Trust

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

New York	27-6885194
(State of incorporation or organization)	(IRS Employer Identification No.)

48 Wall Street, 11th Floor New York, NY	10005
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be so Registered
Shares of beneficial interest, no par value	NYSE Arca, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-168277

Securities to be registered pursuant to Section 12(g) of the Act:
None

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of ETFS Asian Gold Trust (“Trust”), to be registered hereunder is set forth in Pre-Effective Amendment No. 2 to the Trust’s Registration Statement under the Securities Act of 1933 on Form S-1 (Commission File No. 333-168277) (“Registration Statement”), which description is incorporated herein by reference as filed with the Securities and Exchange Commission.

Item 2.	Exhibits.

1. Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed with this registration statement on Form 8-A, because no other securities of the Registrant are registered on NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ETFS ASIAN GOLD TRUST
by ETF Securities USA LLC, as Sponsor

January 6, 2011		/s/ Graham Tuckwell
	Name:	Graham Tuckwell
	Title:	Chief Executive Officer and President